As filed with the Securities and Exchange Commission on May 6, 2021
Registration No. 333-255104

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-0267438
(State of incorporation)	(IRS Employer Identification No.)

29 E. Reno Avenue Suite 500
Oklahoma City, OK 73104
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Rugen
Chief Financial Officer
29 E. Reno Avenue Suite 500
Oklahoma City, OK 73104
(405) 415-8677
(Name, address, including zip code, and telephone number, including are code, of agent for service)

With a copy to:
Beth di Santo di Santo Law PLLC 170 Christopher Street New York, NY 10014 (212) 766-2466	Amy R. Curtis James R. Brown Thompson & Knight LLP 1722 Routh Street, Suite 1500 Dallas, Texas 75201 (214) 969-1763

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form S-3 of Riley Exploration Permian, Inc. (File No. 333-255104), originally filed on April 7, 2021 (as amended, the “Registration Statement”) is being filed as an exhibit-only filing to file (i) an updated consent of BDO USA, LLP, filed herewith as Exhibit 23.1 and (ii) an updated consent of Moss Adams LLP, filed herewith as Exhibit 23.2 (collectively, the “Consents”).  Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement and the Consents filed herewith as Exhibit 23.1 and Exhibit 23.2. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

The following exhibits are filed herewith or incorporated by reference in this Registration Statement, as indicated below.

EXHIBIT LIST

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.
3.1
First Amended and Restated Certificate of Incorporation of Riley Exploration Permian, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 1, 2021, Registration No. 333-253750).

3.2
Second Amended and Restated Bylaws of Riley Exploration Permian, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 1, 2021, Registration No. 333-253750).

4.1
Second Amended and Restated Registration Rights Agreement dated October 7, 2020 by and among Riley Exploration – Permian, LLC, Riley Exploration Group, Inc., Yorktown Energy Partners XI, L.P., Boomer Petroleum, LLC, Bluescape Riley Exploration Holdings LLC, Bluescape Riley Acquisition Company LLC, Bobby D. Riley, Kevin Riley and Corey Riley (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4/A, as filed with the Securities and Exchange Commission on December 31, 2020, Registration No. 333-250019).

4.2**	Certificate of Designation of Preferred Stock
5.1***	Opinion of di Santo Law PLLC as to the legality of the securities being registered.
23.1*	Consent of BDO USA, LLP.
23.2*	Consent of Moss Adams LLP.
23.3***	Consent of Netherland, Sewell & Associates, Inc.
23.4
Consent of LaRoche Petroleum Consultants, Ltd. (incorporated by reference to Exhibit 23.4 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 1, 2021, Registration No. 333-253750).

23.5***	Consent of di Santo Law PLLC (included in Exhibit 5.1).
24.1***	Power of Attorney (included as part of the signature pages to Registration Statement on Form S-3 (No. 333-255104) filed with the SEC on April 7, 2021).

*	Filed herewith
**
To be filed, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.

***	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, Oklahoma on May 6, 2021.

Riley Exploration Permian, Inc.

By:	/s/ Bobby D. Riley
Name: Bobby D. Riley
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title

/s/ Bobby D. Riley	Chairman of the Board and Chief Executive Officer	May 6, 2021
Bobby D. Riley	(Principal Executive Officer)

/s/ Michael J. Rugen	Chief Financial Officer and Director	May 6, 2021
Michael J. Rugen	(Principal Financial Officer and Principal Accounting Officer)

*	Director	May 6, 2021
Bryan H. Lawrence

*	Director	May 6, 2021
Brent Arriaga

*	Director	May 6, 2021
E. Wayne Nordberg

Bobby D. Riley hereby signs this Amendment No. 1 to the Registration Statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on May 6, 2021 pursuant to a power of attorney filed with the Registration Statement on Form S-3 (File No. 333-255104) filed with the SEC on April 7, 2021.

* By:	/s/ Bobby D. Riley
Bobby D. Riley
Attorney-in-Fact